Exhibit 16.1

[PricewaterhouseCoopers Letterhead]

August 12, 2005

Securities and Exchange Commission
100  F  Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Penn Treaty American Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated August 5, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP